EXHIBIT 99.1

TRANSACT TECHNOLOGIES REPORTS SECOND QUARTER 2008 RESULTS

Reports Revenue Growth of 17%

HAMDEN, CT – August 5, 2008 – TransAct Technologies Incorporated (NASDAQ: TACT), a global leader in market-specific printers for transaction-based industries, today announced financial results for the three and six months ended June 30, 2008. Summary results for these periods are as follows:

	Three months ended June 30,			Six months ended June 30,
(in $000s, except EPS)	2008	2007	% change	2008	2007	% change
Net sales	$16,319	$13,947	17.0%	$30,604	$25,415	20.4%

As reported (GAAP):
Operating income (loss)	$399	$419	-4.8%	$(660)	$(34)	NM
Net income (loss)	$290	$284	2.1%	$(402)	$61	NM
Diluted earnings (loss) per share	$0.03	$0.03	0.0%	$(0.04)	$0.01	NM

Adjusted (non-GAAP) (1):
Operating income	$1,531	$618	147.7%	$2,369	$168	1310.1%
Net income	$941	$468	101.1%	$1,473	$247	496.4%
Diluted earnings per share	$0.10	$0.05	100.0%	$0.16	$0.03	433.3%

(1)	Adjusted non-GAAP measures exclude $1,132,000 of legal fees related to the lawsuit with FutureLogic, Inc. (the “FL Legal Fees”) in the second quarter 2008, and $187,000 of FL Legal Fees and $12,000 of restructuring expenses in the second quarter 2007. Adjusted non-GAAP measures exclude $3,029,000 of FL Legal Fees in the six months ended June 30, 2008, and $190,000 of FL Legal Fees and $12,000 of restructuring expenses in same period of 2007.

“The second quarter saw another positive performance from TransAct, which continues to achieve strong results despite the difficult macroeconomic environment,” said Bart C. Shuldman, Chairman, President and Chief Executive Officer of TransAct Technologies. “In addition to our year-over-year revenue and adjusted net income increase, we were pleased to settle our lawsuit with FutureLogic, Inc.”

Mr. Shuldman continued, “We were very pleased with the results in our Casino and Gaming market during the second quarter of 2008, led by a 19% increase in domestic casino printer sales despite the declining domestic casino industry. These results included initial sales resulting from our new status as the default printer supplier to IGT. In addition, we enjoyed a second consecutive quarter of strong sales to our lottery customer, leading to a near doubling of lottery printer revenue in the second quarter of 2008 compared to the second quarter of 2007. Finally, the quarter saw our first orders for the Ithaca 8000 receipt/label printer for McDonald’s as well as the new BANKjet® 2500 bank teller printer, both of which we believe will continue to add sales in our Banking and Point-of-Sale market. Looking forward, we continue to remain optimistic about our business and opportunities for the balance of 2008.”

Second Quarter and Subsequent Highlights

•	April 7 – TransAct Technologies wins default status at IGT

•	April 14 – TransAct Technologies and NCR to provide integrated printing solution to McDonald’s

•

May 12 – TransAct Technologies announces settlement of patent litigation with FutureLogic, Inc., whereby FutureLogic will license TransAct’s patented, dual port technology for printers and upgrade kits that utilize the patented technology

•	July 10 – TransAct’s Epic 950® casino printer selected by MGM Grand at Foxwoods ®

Second Quarter 2008 Results

Revenue for the second quarter of 2008 was $16.3 million, an increase of 17% compared to $13.9 million in the prior-year period. The Company recorded GAAP net income of approximately $0.3 million, or $0.03 per diluted share, in both the second quarter of 2008 and 2007, respectively. The GAAP results for the second quarter of 2008 and 2007 included approximately $1.1 million and $0.2 million, respectively, of legal fees related to the recently-settled litigation with FutureLogic, Inc. Excluding this item, adjusted net income in the second quarter of 2008 was approximately $0.9 million, or $0.10 per diluted share, compared to adjusted net income of approximately $0.5 million, or $0.05 per diluted share, in the second quarter of 2007. For further information regarding the presentation of adjusted non-GAAP financial measures, please refer to the “Financial Presentation” paragraph below.

Steven A. DeMartino, TransAct’s Executive Vice President and Chief Financial Officer commented, “In addition to a strong sales quarter, I am pleased to report that our operating expenses declined by 9% in the second quarter of 2008 compared to the second quarter of 2007, excluding legal fees, demonstrating the success of the cost reductions we implemented late in 2007. We also expect our gross margins to improve during the second half of 2008 compared to the first half of 2008 as we complete the final transition of production of our printers to our contract manufacturer in China.”

Six Month 2008 Results

Revenue for the six months ended June 30, 2008 was $30.6 million, an increase of 20% compared to $25.4 million in the prior-year period. The Company recorded a GAAP net loss of approximately $0.4 million, or a loss of $0.04 per diluted share, for the six months ended June 30, 2008, compared to GAAP net income of approximately $0.1 million, or earnings of $0.01 per diluted share, for the prior-year period in 2007. The GAAP results for the six months ended June 30, 2008 and 2007 include approximately $3.0 million and $0.2 million, respectively, of legal fees related to the recently-settled litigation against FutureLogic, Inc. Excluding this item, adjusted net income for the six months ended June 30, 2008 was approximately $1.5 million, or $0.16 per diluted share, compared to adjusted net income of approximately $0.2 million, or $0.03 per diluted share, for the comparable prior-year period in 2007. For further information regarding the presentation of adjusted non-GAAP financial measures, please refer to the “Financial Presentation” paragraph below.

Liquidity and Capital Resources

As of June 30, 2008, TransAct had $2.5 million in cash and cash equivalents, and no debt obligations outstanding under the Company’s $20 million revolving credit facility. During the second quarter of 2008, the Company did not repurchase any additional shares under its stock repurchase program. As of June 30, 2008, the Company had repurchased a total of 1,034,000 shares for approximately $8 million under its current authorization. TransAct’s $15 million repurchase program allows the Company to repurchase up to $7 million in additional shares through March 2010.

Financial Presentation

The Company has provided adjusted non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others to more accurately assess the ongoing nature of TransAct’s core operations. The adjusted non-GAAP measures exclude the effect in the three and six months ended June 30, 2008 and 2007 of legal fees related to the lawsuit with FutureLogic, Inc. In addition, the adjusted non-GAAP measures exclude the effect in the three and six months ended June 30, 2007 of a charge related to the closing of the Company’s Wallingford, CT facility. These items have been excluded from adjusted non-GAAP financial measures, as management does not believe that they are representative of underlying trends in the Company’s performance. Their exclusion provides investors and others with additional information to more readily assess the Company’s operating results. The Company uses the non-GAAP financial measures internally to focus management on the results of the Company’s core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for the financial information prepared in accordance with GAAP.

Investor Conference Call / Webcast Details

TransAct will review detailed second quarter 2008 results during a conference call today at 5:00 PM EDT. The conference call-in number is 866-293-8973. A replay of the call will be available from 8:00 PM EDT on Tuesday, August 5 through midnight EDT on Tuesday, August 12 by telephone at 888-203-1112; passcode 3407167. Investors can also access the conference call via a live webcast on the Company’s Web site at http://www.transact-tech.com. A replay of the call will be archived on that Web site for one week.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated (NASDAQ: TACT) is a leader in developing and manufacturing market-specific printers for transaction-based industries. These industries include casino, gaming, lottery, banking, kiosk and point-of-sale. Each individual market has distinct, critical requirements for printing and the transaction is not complete until the receipt and/or ticket is produced. TransAct printers are designed from the ground up based on market specific requirements and are sold under the Ithaca® and Epic product brands. TransAct distributes its products through OEMs, value-added resellers, selected distributors, and direct to end-users. TransAct has over two million printers installed around the world. TransAct also has a strong focus on the after-market side of the business, with a high commitment to printer service, supplies and spare parts. TransAct is headquartered in Hamden, CT. For more information on TransAct, visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements:

Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but are not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; dependence on significant vendors; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; economic and political conditions in the United States, Australia,

New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad; and risks associated with potential future acquisitions. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Contact:

TransAct Technologies Incorporated

Steven DeMartino, EVP and Chief Financial Officer

203-859-6810

ICR Inc.

William Schmitt

203-682-8200

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months ended June 30, 2008				Three months ended June 30, 2007
	GAAP Basis	Adjustments		Pro Forma Basis	GAAP Basis	Adjustments		Pro Forma Basis
Net sales	$16,319	$—		$16,319	$13,947	$—		$13,947
Cost of sales	10,859	—		10,859	9,007	—		9,007

Gross profit	5,460	—		5,460	4,940	—		4,940

Operating expenses:
Engineering, design and product development	691	—		691	779	—		779
Selling and marketing	1,516	—		1,516	1,708	—		1,708
General and administrative	1,722	—		1,722	1,835	—		1,835
Restructuring	—	—		—	12	(12	)a	—
Legal fees associated with lawsuit	1,132	(1,132	)b	—	187	(187	)b	—

	5,061	(1,132)		3,929	4,521	(199)		4,322

Operating income	399	1,132		1,531	419	199		618

Other income (expense):
Interest, net	(7)	—		(7)	10	—		10
Other, net	(8)	—		(8)	13	—		13

	(15)	—		(15)	23	—		23

Income before income taxes	384	1,132		1,516	442	199		641
Income tax provision	94	481	c	575	158	15	c	173

Net income	$290	$651		$941	$284	$184		$468

Net income per share:
Basic	$0.03			$0.10	$0.03			$0.05
Diluted	$0.03			$0.10	$0.03			$0.05
Shares used in per share calculation:
Basic	9,309			9,309	9,384			9,384
Diluted	9,516			9,516	9,574			9,574

a	Charge of $12,000 in the three months ended June 30, 2007 related to the closing of the Company’s Wallingford, CT facility.
b	Legal expenses of $1,132,000 and $187,000 in the three months ended June 30, 2008 and 2007, respectively, related to the lawsuit with FutureLogic, Inc.
c	The tax effect on the adjustments.

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:

	Three months ended June 30,
	2008	2007
Banking and point-of-sale	$3,013	$3,073
Casino and gaming	5,440	5,024
Lottery	4,786	2,482
TransAct services group	3,080	3,368

Total net sales	$16,319	$13,947

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Six months ended June 30, 2008				Six months ended June 30, 2007
	GAAP Basis	Adjustments		Pro Forma Basis	GAAP Basis	Adjustments		Pro Forma Basis
Net sales	$30,604	$—		$30,604	$25,415	$—		$25,415
Cost of sales	20,365	—		20,365	16,722	—		16,722

Gross profit	10,239	—		10,239	8,693	—		8,693

Operating expenses:
Engineering, design and product development	1,406	—		1,406	1,493	—		1,493
Selling and marketing	2,967	—		2,967	3,350	—		3,350
General and administrative	3,497	—		3,497	3,682	—		3,682
Restructuring	—	—		—	12	(12	)a	—
Legal fees associated with lawsuit	3,029	(3,029	)b	—	190	(190	)b	—

	10,899	(3,029)		7,870	8,727	(202)		8,525

Operating income (loss)	(660)	3,029		2,369	(34)	202		168

Other income (expense):
Interest, net	(3)	—		(3)	38	—		38
Other, net	(6)	—		(6)	12	—		12

	(9)	—		(9)	50	—		50

Income (loss) before income taxes	(669)	3,029		2,360	16	202		218
Income tax provision (benefit)	(267)	1,154	c	887	(45)	16	c	(29)

Net income (loss)	$(402)	$1,875		$1,473	$61	$186		$247

Net income (loss) per share:
Basic	$(0.04)			$0.16	$0.01			$0.03
Diluted	$(0.04)			$0.16	$0.01			$0.03
Shares used in per share calculation:
Basic	9,294			9,294	9,404			9,404
Diluted	9,294			9,456	9,626			9,626

a	Charge of $12,000 in the six months ended June 30, 2007 related to the closing of the Company’s Wallingford, CT facility.
b	Legal expenses of $3,029,000 and $190,000 in the six months ended June 30, 2008 and 2007, respectively, related to the lawsuit with FutureLogic, Inc.
c	The tax effect on the adjustments.

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:

	Six months ended June 30,
	2008	2007
Banking and point-of-sale	$5,746	$5,724
Casino and gaming	10,277	9,155
Lottery	8,396	3,624
TransAct services group	6,185	6,912

Total net sales	$30,604	$25,415

TRANSACT TECHNOLOGIES INCORPORATED

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	June 30, 2008	December 31, 2007
Assets:
Current assets:
Cash and cash equivalents	$2,528	$2,561
Receivables, net	8,380	6,128
Inventories, net	7,249	8,665
Refundable income taxes	51	51
Deferred tax assets	1,529	1,529
Other current assets	323	362

Total current assets	20,060	19,296

Fixed assets, net	5,952	6,338
Goodwill, net	1,469	1,469
Deferred tax assets	3,340	3,019
Intangibles and other assets, net	415	482

	11,176	11,308

Total assets	$31,236	$30,604

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$5,415	$4,688
Accrued liabilities	2,605	2,852
Deferred revenue	489	522

Total current liabilities	8,509	8,062

Deferred revenue, net of current portion	318	211
Accrued warranty, net of current portion	124	91
Deferred rent	491	507
Other liabilities	125	125

	1,058	934

Total liabilities	9,567	8,996

Shareholders’ equity:
Common stock	104	104
Additional paid-in capital	20,344	19,872
Retained earnings	9,047	9,449
Accumulated other comprehensive income	169	178
Treasury stock, at cost	(7,995)	(7,995)

Total shareholders’ equity	21,669	21,608

	$31,236	$30,604